Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(915) 534-1400	(915) 534-1400
WESTERN REFINING REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS
EL PASO, Texas — November 4, 2010 — Western Refining, Inc. (NYSE:WNR) today reported net income of $6.9 million, or $0.08 per diluted share, for the third quarter of 2010 versus a net loss of $4.8 million, or $0.05 per diluted share, for the same period in 2009. Excluding special items, net income was $11.4 million, or $0.13 per share for the third quarter of 2010 versus a net loss of $8.7 million or $0.10 per share for the prior year period. A reconciliation of net income (loss) to net income (loss) excluding special items, for all periods shown, is included in the accompanying financial tables.
The year-over-year improvement reflects higher refining margins and the continued gains generated from the Company’s 2010 cost savings initiatives. Western’s Southwest refineries generated strong gross margins per barrel during the quarter with the El Paso refinery improving 21% and the Four Corners refinery improving 38% relative to the third quarter of 2009. Western’s Retail business had a record quarter, posting operating income of $7.6 million, an increase of 13% as compared to the prior year quarter, driven by increases in fuel and merchandise volumes. In addition, the Company’s Wholesale business performed well due to increased lubricants margins and improving demand for both fuels and lubricants.
Jeff Stevens, Western’s Chief Executive Officer, said, “We are very pleased to report another profitable quarter. Our refineries ran well and we believe refining margins at our Southwest refineries continued to be some of the strongest in the U.S. We are optimistic about the fourth quarter due to the strength in diesel margins which offset the weaker gasoline margins that we typically see this time of year. Overall, both gasoline and diesel margins are significantly stronger than the fourth quarter of 2009.”
During the third quarter, Western announced the safe and successful completion of the shutdown of its Yorktown refining operations and generated $56 million in cash from the partial liquidation of working capital. The Company also incurred costs of $4 million during the quarter related to the shutdown. Western continues to operate the products terminal and is supplying finished products to its local customers. Western is currently negotiating with a number of interested parties regarding strategic alternatives for Yorktown, including third-party storage and terminalling or the sale of the terminal assets.
Western continues to benefit from the successful implementation of the Four Corners refinery consolidation and other cost reductions announced in 2009. These initiatives had an initial target of $50 million in annualized savings starting in 2010.
“Our focus on the cost savings initiatives continues to show results,” continued Stevens. “We are on track to exceed our target of $50 million in annualized cost savings and we continue to take the necessary steps to actively manage our business in a prudent and fiscally responsible manner.”

Cash flow from operations during the quarter was $239.6 million and capital expenditures were $20 million. The Company reduced total debt by $159.2 million during the quarter, primarily related to the revolving credit facility, and ended the period with a cash balance of $77.5 million.
In conclusion, Stevens stated, “We are pleased with the earnings potential of our assets and are continuing to be pro-active to ensure we are running our operations in a safe, reliable, and cost effective manner, which we believe will allow us to remain profitable in these market conditions.”
Conference Call Information
A conference call is scheduled for November 4, 2010, at 10:00 a.m. ET to discuss Western’s financial results. The call can be accessed at Western’s website, www.wnr.com. The call can also be heard by dialing (866) 566-8590, passcode: 94459083. The audio replay will be available through November 11, 2010, by dialing (800) 642-1687, passcode: 94459083.
A copy of this press release, together with the reconciliations of certain non-GAAP financial measures contained herein, can be accessed on the investor relations menu on Western’s website, www.wnr.com.
Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded the impact of the non-cash goodwill and other impairment losses from our results of operations for the third quarter of 2010 and the second quarter of 2009. We have also excluded third quarter 2010 charges related to the suspension of our refining operations at the Yorktown facility. We have excluded these amounts to better analyze changes in our business from period-to-period as these are non-recurring charges.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western’s asset portfolio also includes refined products terminals in Albuquerque and Bloomfield, New Mexico and Yorktown, Virginia, asphalt terminals in Phoenix and Tucson, Arizona, Albuquerque, and El Paso, retail service stations and convenience stores in Arizona, Colorado, and New Mexico, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Nevada, New Mexico, Texas, and Utah. More information about the Company is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include statements about demand for our products, our expectations for diesel and gasoline margins, potential strategic alternatives for the Yorktown refinery, expected cost savings from initiatives we are pursuing, and our expectations regarding our future profitability. These statements are subject to the general risks inherent in our business and reflect our current expectations regarding these matters. These expectations may, or may not, be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows. For additional information relating to the uncertainties affecting our business you are referred to our filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and we do not undertake any obligation to (and expressly disclaim any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
The following tables set forth our summary of historical and financial and operating data for the periods indicated below:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009		2010		2009
		(In thousands, except per share data)
Statement of Operations Data:
Net sales (1)	$2,038,296		$1,896,273		$6,099,028		$4,848,016
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,807,411		1,699,399		5,479,813		4,115,610
Direct operating expenses (exclusive of depreciation and amortization) (1)	116,982		116,717		337,930		374,195
Selling, general and administrative expenses	24,031		23,725		61,604		85,903
Goodwill and other impairment losses	3,963		—		3,963		299,552
Maintenance turnaround expense	—		1,031		23,286		4,353
Depreciation and amortization	35,253		34,725		104,294		109,382

Total operating costs and expenses	1,987,640		1,875,597		6,010,890		4,988,995

Operating income (loss)	50,656		20,676		88,138		(140,979)
Other income (expense):
Interest income	151		17		317		197
Interest expense	(37,099)		(33,024)		(111,168)		(88,047)
Amortization of loan fees	(2,453)		(1,795)		(7,287)		(4,832)
Write-off of unamortized loan fees	—		—		—		(9,047)
Other income (expense), net	712		(39)		4,631		4,594

Income (loss) before income taxes	11,967		(14,165)		(25,369)		(238,114)
Provision for income taxes	(5,108)		9,383		15,892		(15,057)

Net income (loss)	$6,859	$	(4,782)	$	(9,477)	$	(253,171)

Basic earnings per share	$0.08	$	(0.05)	$	(0.11)	$	(3.29)
Diluted earnings per share	$0.08	$	(0.05)	$	(0.11)	$	(3.29)
Dividends declared per common share	$—		$—		$—		$—
Weighted average basic shares outstanding	88,280		87,973		88,170		76,191
Weighted average dilutive shares outstanding	88,280		87,973		88,170		76,191
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$239,604		$28,018		$93,481		$148,553
Investing activities	(19,208)		(24,026)		(56,099)		(93,367)
Financing activities	(163,250)		(5,408)		(34,750)		(69,964)
Other Data:
Adjusted EBITDA (2)	$90,735		$44,714		$224,629		$216,094
Capital expenditures	19,660		24,034		56,741		93,762
Balance Sheet Data (at end of period):
Cash and cash equivalents					$77,522		$65,039
Working capital					354,727		316,166
Total assets					2,661,682		2,918,468
Total debt					1,093,608		1,067,025
Stockholders’ equity					680,291		783,462

(1)	Excludes $833.2 million, $583.7 million, $2,317.0 million, and $1,450.6 million of intercompany sales; $831.6 million, $582.3 million, $2,312.6 million, and $1,446.4 million of intercompany cost of products sold; and $1.6 million, $1.4 million, $4.4 million, and $4.2 million of intercompany direct operating expenses for the three and nine months ended September 30, 2010 and 2009, respectively.

(2)	Adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, depreciation, amortization, maintenance turnaround expense, LCM inventory reserve adjustments, and goodwill and other impairment losses. However, Adjusted EBITDA is not a recognized measurement under GAAP. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, and the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA) and acquisitions, items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income (loss) to Adjusted EBITDA for the periods presented:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009		2010		2009
		(In thousands, except per share data)
Net income (loss)	$6,859	$	(4,782)	$	(9,477)	$	(253,171)
Interest expense	37,099		33,024		111,168		88,047
Provision for income taxes	5,108		(9,383)		(15,892)		15,057
Amortization of loan fees	2,453		1,795		7,287		4,832
Write-off of unamortized loan fees	—		—		—		9,047
Depreciation and amortization	35,253		34,725		104,294		109,382
Maintenance turnaround expense	—		1,031		23,286		4,353
Goodwill and other impairment losses	3,963		—		3,963		299,552
Net change in LCM reserve	—		(11,696)		—		(61,005)

Adjusted EBITDA	$90,735		$44,714		$224,629		$216,094

Refining Segment
The following tables present the segment financial data for our refining group, including other revenues and expenses not specific to a particular refinery:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(In thousands, except per barrel data)
Statement of Operations Data:
Net sales (including intersegment sales)	$2,045,006	$1,834,130	$6,095,884		$4,645,709
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,864,165	1,685,451	5,611,868		4,046,932
Direct operating expenses (exclusive of depreciation and amortization)	88,685	88,042	257,049		288,677
Selling, general, and administrative expenses	6,018	8,470	14,208		28,247
Goodwill and other impairment losses	3,757	—	3,757		230,712
Maintenance turnaround expense	—	1,031	23,286		4,353
Depreciation and amortization	30,434	29,686	89,211		94,162

Total operating costs and expenses	1,993,059	1,812,680	5,999,379		4,693,083

Operating income (loss)	$51,947	$21,450	$96,505	$	(47,374)

Key Operating Statistics:
Total sales volume (bpd) (2)	256,741	265,544	257,135		256,830
Total refinery production (bpd)	209,337	220,453	205,689		219,435
Total refinery throughput (bpd) (3)	211,167	223,129	207,111		221,232
Per barrel of throughput:
Refinery gross margin (1) (4)	$9.31	$7.24	$8.56		$9.91
Gross profit (4)	7.74	5.80	6.98		8.36
Direct operating expenses (5)	4.56	4.29	4.55		4.78
The following tables set forth our summary refining throughput and production data for the periods presented below:
All Refineries

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Refinery product yields (bpd)
Gasoline	112,302	115,536	108,753	114,771
Diesel and jet fuel	79,320	83,954	78,279	82,538
Residuum	5,281	5,458	4,838	5,672
Other	7,578	9,778	8,172	9,956

Liquid products	204,481	214,726	200,042	212,937
By-products	4,856	5,727	5,647	6,498

Total	209,337	220,453	205,689	219,435

Refinery throughput (bpd)
Sweet crude oil	137,242	128,535	133,846	127,944
Sour or heavy crude oil	46,791	73,031	52,231	69,569
Other feedstocks/blendstocks	27,134	21,563	21,034	23,719

Total	211,167	223,129	207,111	221,232

El Paso Refinery

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	69,748	64,852	64,597	65,737
Diesel and jet fuel	54,572	54,236	51,065	50,853
Residuum	5,281	5,458	4,838	5,672
Other	3,420	3,290	3,194	3,382

Total refinery production (bpd)	133,021	127,836	123,694	125,644

Refinery throughput (bpd)
Sweet crude oil	110,136	103,122	105,267	102,373
Sour crude oil	13,677	19,969	11,957	15,985
Other feedstocks/blendstocks	11,277	7,051	8,358	9,431

Total refinery throughput (bpd)	135,090	130,142	125,582	127,789

Total sales volume (bpd) (2)	151,936	150,823	152,578	143,905
Per barrel of throughput:
Refinery gross margin (4)	$9.77	$8.05	$9.56	$10.29
Direct operating expenses (5)	3.27	3.01	3.47	3.51
Four Corners Refineries

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009 (6)	2010	2009 (6)
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	16,786	19,020	16,113	17,667
Diesel and jet fuel	7,090	7,617	6,288	7,703
Other	692	1,081	779	1,084

Total refinery production (bpd)	24,568	27,718	23,180	26,454

Refinery throughput (bpd)
Sweet crude oil	21,679	25,413	20,866	25,562
Other feedstocks/blendstocks	3,635	3,036	2,899	1,696

Total refinery throughput (bpd)	25,314	28,449	23,765	27,258

Total sales volume (bpd) (2)	40,542	37,711	36,395	36,877
Per barrel of throughput:
Refinery gross margin (4)	$19.44	$14.04	$17.78	$16.11
Direct operating expenses (5)	6.21	7.64	6.60	8.56

Yorktown Refinery

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010 (7)	2009	2010 (7)	2009
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	25,768	31,664	28,043	31,367
Diesel and jet fuel	17,658	22,101	20,926	23,982
Other	3,466	5,407	4,199	5,490

Liquid products	46,892	59,172	53,168	60,839
By-products	4,856	5,727	5,647	6,498

Total refinery production (bpd)	51,748	64,899	58,815	67,337

Refinery throughput (bpd)
Sweet crude oil	5,427	—	7,713	9
Heavy crude oil	33,114	53,062	40,274	53,584
Other feedstocks/blendstocks	12,222	11,476	9,777	12,592

Total refinery throughput (bpd)	50,763	64,538	57,764	66,185

Total sales volume (bpd) (2)	64,262	77,010	68,162	76,048
Per barrel of throughput:
Refinery gross margin (1) (4)	$3.35	$2.67	$2.83	$7.32
Direct operating expenses (5)	6.17	4.98	5.09	5.20

(1)	Cost of products sold for the three and nine months ended September 30, 2009 included non-cash LCM recovery adjustments of $11.7 million and $61.0 million, respectively, related to valuing our Yorktown inventories to net realizable market values. These non-cash adjustments resulted in a corresponding increase of $0.57 and $1.01 in combined refinery gross margin per throughput barrel for the three and nine months ended September 30, 2009, respectively. The increase in Yorktown’s gross margin was $1.97 and $3.38 for the three and nine months ended September 30, 2009, respectively. Also included in cost of products sold for the three and nine months ended September 30, 2009 are $0.7 million and $13.3 million, respectively, in economic hedging losses previously reported in gain (loss) from derivative activities in the Condensed Consolidated Statements of Operations.

(2)	Includes sales of refined products sourced from our refinery production as well as refined products purchased from third parties.

(3)	Total refinery throughput includes crude oil, other feedstocks, and blendstocks.

(4)	Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

     The following table reconciles gross profit to refinery gross margin for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$2,045,006	$1,834,130	$6,095,884	$4,645,709
Cost of products sold (exclusive of depreciation and amortization)	1,864,165	1,685,451	5,611,868	4,046,932
Depreciation and amortization	30,434	29,686	89,211	94,162

Gross profit	150,407	118,993	394,805	504,615
Plus depreciation and amortization	30,434	29,686	89,211	94,162

Refinery gross margin	$180,841	$148,679	$484,016	$598,777

Refinery gross margin per refinery throughput barrel	$9.31	$7.24	$8.56	$9.91

Gross profit per refinery throughput barrel	$7.74	$5.80	$6.98	$8.36

(5)	Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

(6)	In late November 2009, we consolidated refining operations in the Four Corners region and indefinitely suspended refining operations at our Bloomfield refinery. Refinery production, throughput, and sales volumes for the three and nine months ended September 30, 2010 reflect production and sales of refined products at the Gallup refinery only.

(7)	In early September 2010, we suspended refining operations at our Yorktown refinery. We calculated the refinery production, throughput, and sales volumes for the three and nine months ended September 30, 2010 by dividing total volumes for the period by 92 and 273 days, respectively.

Retail Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$195,138	$176,708	$537,930		$466,445
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	166,406	148,723	462,814		392,330
Direct operating expenses (exclusive of depreciation and amortization)	17,169	17,273	50,177		49,598
Selling, general and administrative expenses	1,461	1,545	3,425		4,762
Goodwill impairment losses	—	—	—		27,610
Depreciation and amortization	2,496	2,415	7,631		7,298

Total operating costs and expenses	187,532	169,956	524,047		481,598

Operating income	$7,606	$6,752	$13,883	$	(15,153)

Operating Data:
Fuel gallons sold (in thousands)	56,583	53,708	155,831		155,216
Fuel margin per gallon (1)	$0.22	$0.23	$0.19		$0.19
Merchandise sales	52,439	51,129	$144,440		$144,339
Merchandise margin (2)	28.8%	28.4%	28.5%		28.4%
Operating retail outlets at period end			150		152

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(In thousands, except per gallon data)
Net sales:
Fuel sales	$158,736	$139,028	$435,124	$357,542
Excise taxes included in fuel revenues	(21,764)	(19,405)	(59,697)	(53,649)
Merchandise sales	52,439	51,129	144,440	144,339
Other sales	5,727	5,956	18,063	18,213

Net sales	$195,138	$176,708	$537,930	$466,445

Cost of products sold:
Fuel cost of products sold	146,465	126,841	405,333	328,384
Excise taxes included in fuel cost of products sold	(21,764)	(19,405)	(59,697)	(53,649)
Merchandise cost of products sold	37,318	36,622	103,286	103,400
Other cost of products sold	4,387	4,665	13,892	14,195

Cost of products sold	$166,406	$148,723	$462,814	$392,330

Fuel margin per gallon	$0.22	$0.23	$0.19	$0.19

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold.

(2)	Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

Wholesale Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$631,303	$469,142	$1,782,189		$1,186,466
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	608,406	447,543	1,717,703		1,122,719
Direct operating expenses (exclusive of depreciation and amortization)	12,713	12,791	35,107		40,153
Selling, general and administrative expenses	3,823	3,734	8,699		12,634
Goodwill impairment losses	—	—	—		41,230
Depreciation and amortization	1,210	1,394	3,914		4,205

Total operating costs and expenses	626,152	465,462	1,765,423		1,220,941

Operating income	$5,151	$3,680	$16,766	$	(34,475)

Operating Data:
Fuel gallons sold (in thousands)	259,446	213,590	735,510		611,514
Fuel margin per gallon (1)	$0.07	$0.07	$0.07		$0.07
Lubricant sales	$28,015	$26,665	$77,477		$86,801
Lubricant margins (2)	12.6%	10.0%	11.8%		8.9%

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our wholesale segment by the number of gallons sold.

(2)	Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(In thousands, except per gallon data)
Net sales:
Fuel sales	$656,888	$493,017	$1,863,682	$1,244,117
Excise taxes included in fuel sales	(61,377)	(57,415)	(181,378)	(165,579)
Lubricant sales	28,015	26,665	77,477	86,801
Other sales	7,777	6,875	22,408	21,127

Net sales	$631,303	$469,142	$1,782,189	$1,186,466

Cost of products sold:
Fuel cost of products sold	$640,866	$477,838	$1,818,326	$1,200,856
Excise taxes included in fuel sales	(61,377)	(57,415)	(181,378)	(165,579)
Lubricant cost of products sold	24,494	23,997	68,321	79,071
Other cost of products sold	4,423	3,123	12,434	8,371

Cost of products sold	$608,406	$447,543	$1,717,703	$1,122,719

Fuel margin per gallon	$0.07	$0.07	$0.07	$0.07

Reconciliation of Special Items
We present below certain additional financial measures that are non-GAAP measures within the meaning of Regulation G under the Securities and Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(In thousands, except per share data)
Reported earnings (loss) per share	$0.08	$(0.05)	$(0.11)	$(3.29)

Earnings (loss) before income taxes	$11,967	$(14,165)	$(25,369)	$(238,114)
Non-cash goodwill and other impairment losses (1)	3,963	—	3,963	299,552
Non-cash LCM inventory adjustment (2)	—	(11,696)	—	(61,005)
Yorktown suspension costs (3)	3,978	—	3,978	—

Earnings (loss) before income taxes excluding special items	19,908	(25,861)	(17,428)	433
Recomputed income taxes after special items	(8,501)	17,120	10,910	(106)

Net income (loss) excluding special items	$11,407	$(8,741)	$(6,518)	$327

Diluted earnings (loss) per share excluding special items	$0.13	$(0.10)	$(0.07)	$0.00

(1)	During the third quarter of 2010, we ceased operating our refined products distribution terminal located in Flagstaff, Arizona. The Company’s impairment analysis resulted in pre-tax and after-tax impairment loss of $4.0 million and $2.3 million, respectively.

During the second quarter of 2009, we determined that the goodwill in four of our six reporting units was impaired, which resulted in pre-tax and after-tax goodwill impairment loss of $299.6 million in that quarter. The goodwill impairment loss is included in the refining, retail, and wholesale segments’ operating income but is excluded from the operating results presented here in order to make that information comparable between periods.

(2)	During the fourth quarter of 2008, we recorded an adjustment to reduce the carrying value of our inventories to the lower of cost or market, which resulted in a pre-tax increase of cost of products sold of $61.0 million. During the third quarter of 2009 reversing adjustments to value our inventories at the lower of cost or market were recorded, which resulted in a pre-tax decrease in cost of products sold of $11.7 million and $61.0 million for the three and nine months ended September 30, 2009, respectively ($4.0 million and $46.1 million after tax). This charge and reversal are included in the refining segment’s operating income, but are excluded from the operating results presented here in order to make that information comparable between periods.

(3)	During the third quarter of 2010, we temporarily suspended refining operations at our Yorktown facility. In connection with this change in operations, we recorded one-time termination benefits of $3.0 million and other refinery costs relating to the suspension of operations at Yorktown of $1.0 million. These were non-recurring charges. We expect to incur additional costs during the fourth quarter of 2010.